SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 4, 2006

TENFOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-25661	83-0302610
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

698 West 10000 South, Suite 200,

South Jordan, Utah 84095

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 495-1010

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 4, 2006, the Board of Directors of TenFold Corporation appointed Mr. Robert P. Hughes as its Chief Financial Officer.

Mr. Hughes, age 46, has served as TenFold’s Chief of Staff since November 2005. He has also served as its Senior Vice President Finance since December 2000 and its Chief Accounting Officer since May 2003. From September 2000 until December 2000 he served as Chief Financial Officer of a TenFold subsidiary. From February 1995 until August 2000, he served as TenFold’s Chief Financial Officer.

In connection with his earlier employment with TenFold, Mr. Hughes was one of several defendants named in a civil action filed by the Securities and Exchange Commission on November 20, 2002 alleging certain violations of federal securities laws. On December 16, 2005, the Securities and Exchange Commission filed a motion to voluntarily dismiss all of its claims against Mr. Hughes and the other defendants. On December 19, 2005, the United States District Court for the District of Utah entered an order dismissing with prejudice all claims in this action. Case Number: 2:03cv442 TC D.Utah.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENFOLD CORPORATION

By:	/s/ Robert W. Felton
Name:	Robert W. Felton
Title:	President and Chief Executive Officer

Dated:	January 9, 2006